UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2017 (September 12, 2017)

GENOMIC HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51541	77-0552594
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

301 Penobscot Drive, Redwood City, California	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 556-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Regulation S-K of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01                                           Regulation FD Disclosure.

On September 13, 2017, Genomic Health, Inc. (“Genomic Health” or the “Company”) and Biocartis Group NV issued a press release related to the agreement described below. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in this Item 7.01 will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a determination or admission by the Company that this information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 8.01                                           Other Events.

On September 12, 2017, Genomic Health entered into a license and development agreement (the “Agreement”) with Biocartis NV (“Biocartis”) for an exclusive license to Biocartis’ Idylla platform technology and related intellectual property to develop and commercialize an in vitro diagnostic (“IVD”) version of its Oncotype DX Breast Recurrence Score test, along with certain options to expand its exclusive license to develop additional IVD versions of Genomic Health tests on the Biocartis Idylla platform.  As part of the agreement, Genomic Health will make an up-front payment of approximately $3.3 million to Biocartis, which the Company expects to expense in the third quarter of 2017.  Additional payments to Biocartis will be made as certain developmental and commercial milestones are achieved in the future. Upon commercialization, Genomic Health will make royalty payments to Biocartis based on net sales of the IVD tests developed on the Biocartis Idylla platform.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to Genomic Health’s ability to successfully develop and commercialize in vitro diagnostic (“IVD”) versions of its tests including initially its Oncotype DX Breast Recurrence Score test, and the timing and amounts of any future payments or investments in connection with the collaboration. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to the regulation of Genomic Health’s tests or any tests offered through its commercial channel; the applicability of clinical study results to actual outcomes; Genomic Health’s ability to develop, commercialize or collaborate to offer any new test, including IVD versions of its tests, in new markets domestically and internationally; the risk that sufficient levels of reimbursement may not be obtained or maintained, domestically or abroad, for Genomic Health’s tests; competition; unanticipated costs or delays in research and development efforts; Genomic Health’s ability or the ability of its collaborators to obtain capital when needed to support the activities contemplated by the collaboration; and the other risks and uncertainties set forth in Genomic Health’s filings with the Securities and Exchange Commission, including the risks set forth in Genomic Health’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. These forward-looking statements speak only as of the date hereof. Genomic Health disclaims any obligation to update these forward-looking statements.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                        Press release issued by Genomic Health, Inc. and Biocartis Group NV dated September 13, 2017.

GENOMIC HEALTH, INC.
EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by Genomic Health, Inc. and Biocartis Group NV dated September 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2017

GENOMIC HEALTH, INC.

	By	/s/ G. Bradley Cole
	Name:	G. Bradley Cole
	Title:	Chief Financial Officer